UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

Indemnification Agreements

On October 14, 2010 the Board of Directors of BioMarin Pharmacautical Inc. (“BioMarin” or “Company”) approved a revised form of indemnification agreement to be entered into with its directors and executive officers, which are substantially similar to those currently in effect (the “Indemnification Agreements”). On October 14, 2010, the Company entered into Indemnification Agreements with all of its directors and executive officers.

Consistent with the indemnification agreements currently in effect, the Indemnification Agreements provide that BioMarin will indemnify each of the covered directors and executive officers to the fullest extent permitted by law for claims arising in such person’s capacity as a director, executive officer, employee or other agent of BioMarin, provided that, among other things, such director and/or executive officer acted in good faith and with a view to the best interests of BioMarin and, with respect to any criminal proceeding, had no reasonable grounds for believing that his/her conduct was unlawful.

The above description of the Indemnification Agreement is qualified in its entirety by reference to the form indemnification agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

d)	Exhibits.

Exhibit 10.1	Form of Indemnification Agreement for Directors and Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: October 18, 2010	By:	/s/ Eric Davis G. Eric Davis Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Indemnification Agreement for Directors and Officers

4